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                                                                    EXHIBIT 10.3

                               SECURITY AGREEMENT

     This Security Agreement is entered into and effective August 2, 2000, by and between Pick Systems ("Company") and General Automation, Inc. (the "Secured Party").

1. OVERVIEW. As part of the consideration paid by Company to Secured Party for certain acquired assets, pursuant to Section 1(e)(ii) of the Asset Purchase Agreement between Company and Secured Party, dated August 2, 2000 ("Purchase Agreement"), Company has agreed to enter into a Secured Promissory Note, attached hereto as Exhibit A, in the principal amount of Five Hundred Thousand Dollars and no cents ($500,000.00) payable by Company to Secured Party (the "Secured Promissory Note").

2. INDEBTEDNESS SECURED. The indebtedness secured by this Security Agreement is the payment of all amounts owed under the Secured Promissory Note and/or this Agreement.

3. SECURITY INTERESTS. Purchaser hereby grants to the Secured Party a security interest in those accounts receivable of the Secured Party, acquired by the Company, as described in Section 1(a)(vii) and Schedule 1(a)(vii) of the Purchase Agreement ("Accounts Receivable"), together with all proceeds thereof. This security interest and all UCC statements filed with regard to this security interest shall immediately terminate and be fully extinguished upon full payment to the Secured Party, of all of the amounts secured hereby.

4. REPRESENTATIONS AND WARRANTIES. Company represents and warrants to Secured Party that upon closing of the asset acquisition described in the Agreement, Company expects to receive title to the Accounts Receivable free and clear of all liens, security interests, restrictions, and adverse claims and that Company will not encumber or cause the Accounts Receivable to be encumbered with any liens, security interests or restrictions until such time as the Promissory Note is paid in full.

5. COVENANTS OF COMPANY. Company covenants as follows:

             5.1 Company shall not sell or assign any interest in the Accounts Receivable.

             5.2 Company shall promptly execute and deliver any financing statement or other document or instrument which Secured Party may now or hereafter reasonably demand in order to perfect the security interest granted herein. Company shall also take any other action necessary in order to perfect the security interest.

             5.3 Upon an Event of Default, as hereinafter defined, the Company shall fully cooperate with the Secured Party and shall execute any documents and perform any acts reasonably required by Secured Party to transfer and assign good title to the Accounts Receivable to Secured Party and to collect any amounts due from third parties in connection with the Accounts Receivable.


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6. EVENTS OF DEFAULT.

     6.1 An "Event of Default" shall occur if:

             (a) Company defaults in the payment of the principal on the Secured Promissory Note when and as the same becomes due and payable;

             (b) Company fails to comply with any of its agreements contained in this Security Agreement or the Secured Promissory Note and such failure continues for a period of thirty (30) days after notice is given to Company;

             (c) Company, pursuant to or within the meaning of any Bankruptcy
Law;

                 (i)    commences a voluntary case;

                 (ii) acquiesces to the commencement against it of an involuntary case or has an involuntary case commenced against it which is not dismissed within thirty (30) days following the filing thereof;

                 (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

                 (iv) makes a general assignment for the benefit of its creditors.

             (d) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (i)    is for relief against Company in an involuntary case;

                 (ii) appoints a Custodian of Company or for all or substantially all of its properties; or

                 (iii) orders the liquidation of Company; and in each case the order or decree remains unstayed and in effect for sixty
                        (60) days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     6.2 Acceleration. If an Event of Default occurs and is continuing, the holder of the Secured Promissory Note, by an instrument in writing delivered to Company may declare the principal on such Secured Promissory Note to be due and payable immediately. Upon such declaration, such principal shall be due and payable immediately. A holder of the Secured

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Promissory Note, by an instrument in writing delivered to Company may, at any time, direct Company to rescind an acceleration and its consequences.

     6.3 Cost of Collection. If default is made in the payment of the Secured Promissory Note, Company shall pay the holder of the Secured Promissory Note the costs of collection, including reasonable attorneys' fees and all costs of exercising any rights or remedies to which Secured Party is entitled under this Agreement or applicable law.

     6.4 Other Remedies. If an Event of Default occurs and is continuing, the holder of the Secured Promissory Note may pursue any available remedy by proceeding at law or in equity to collect the payment of principal on the Secured Promissory Note; to enforce the performance of any provision of the Secured Promissory Note or this Agreement or to exercise any other right or remedy to which Secured Party is entitled under this Agreement or applicable law.

     6.5 Waiver of Past Defaults. The holder of the Secured Promissory Note representing not less than sixty percent (60%) of the aggregate outstanding principal amount of the Secured Promissory Note may waive an existing default or Event of Default and its consequences. When a default or Event of Default is waived, it is cured and stops continuing.

7. NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by registered U.S. mail, return receipt requested, by Fedex or by fax, to the following addresses:

                           If to General Automation, Inc.:
                           17731 Mitchell North
                           Irvine, California 92614
                           Attention:  Ms. Jane Christie, President
                           Fax:  949-752-6772

                           With a copy to:
                           Higham, McConnell & Dunning, LLP
                           28202 Cabot Road
                           Suite 450
                           Laguna Niguel, California 92677
                           Fax:  949-365522

                           If to Pick Systems:
                           1691 Browning
                           Irvine, California 92606
                           Fax:  949-261-0352
                           Attention:  Gil Figueroa, President


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                           With a copy to:
                           Greenberg Traurig
                           1200 17th Street
                           Suite 880
                           Denver, Colorado 80202
                           Fax:  303-572-6540
                           Attention:  Alan Simon, Esq.

Any notice so sent shall be effective when received. Both the holder of the Secured Promissory Note and Company may change the address for notices by giving written notice to the other as herein provided.

8. DEFICIENCY. If, upon the occurrence of an Event of Default, Secured Party takes possession of the Accounts Receivable and sells the same pursuant to the provisions of this Agreement and applicable law, any deficiency in the amount due under the terms of this Agreement and the Secured Promissory Note shall immediately become due and payable to Secured Party, to the extent allowed by applicable law.

9. ATTORNEYS' FEES. If any party to this Agreement shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against any other party to this Agreement, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees and costs incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision. The court or arbitrator may fix the amount of reasonable attorneys' fees and costs on the request of either party. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in the following: postjudgment motions and collection actions; contempt proceedings; levy, and debtor and third party examinations; discovery; and bankruptcy litigation. "Prevailing party" within the meaning of this section includes a party who agrees to dismiss an Action on the other party's payment of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

10. REMEDIES. Upon the occurrence of an Event of Default, Secured Party shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which Secured Party may have under applicable law, the following rights and remedies, all of which may be exercised with or without further notice to the Company, to: (a) settle, compromise or release on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Accounts Receivable; (b) enforce payment and prosecute any action or proceeding with respect to any and all of the Accounts Receivable; (c) extend the time of payment, make allowances and adjustments and issue credits in Secured Party's name or in the name of the Company; (d) enforce the liens and security interests created under this Agreement


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or under any other agreement relating to the Accounts Receivable by any available judicial procedure or without judicial process; or (e) sell, assign or otherwise dispose of the Accounts Receivable and any part thereof, either at a public or private sale, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party, all in Secured Party's sole discretion. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Accounts Receivable shall be applied first to the expenses (including all attorneys' fees) of retaking, processing and preparing for sale, selling and the like, and then to the satisfaction of all obligations and indebtedness secured hereby. Application to particular obligations and indebtedness shall be made in Secured Party's absolute discretion.

11. MISCELLANEOUS.

             11.1 No Event of Default shall be waived by the Secured Party except in writing, and no waiver of any right under this Security Agreement shall operate as a waiver of any other or similar right, or of the same right, on another occasion.

             11.2 This Security Agreement has been negotiated and executed in, and shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its conflict of laws rules

             11.3 All rights of the Secured Party shall inure to the benefit of their assigns and successors; all duties of Company shall be binding on its successors.

     Executed the day and year first set forth above.


PICK SYSTEMS                            GENERAL AUTOMATION, INC.


By /s/ Gil Figueroa                     By: /s/ Jane Christie
   ---------------------------              -------------------------
       Gil Figueroa, President                  Jane Christie, President


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